                                                                    EXHIBIT 10.5


                              DUCOMMUN INCORPORATED

                             STOCK OPTION AGREEMENT

This stock option agreement is made as of [date] (the "Effective Date"), between DUCOMMUN INCORPORATED, a Delaware corporation (the "Corporation"), and [name] ("Option Holder").


                                 R E C I T A L S

This stock option agreement is pursuant to the [plan name] (the "Plan"). This stock option agreement DOES NOT represent an incentive stock option as defined in Section 422A of the Internal Revenue Code. This stock option agreement expires on [date] (the "Expiration Date").


                               A G R E E M E N T S

     1. Grant. The Corporation hereby grants to the Option Holder the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of [#] shares of the Common Stock at the purchase price of $[price] per share, being 100% of the fair market value of the Common Stock on the date the option is granted, exercisable from time to time in accordance with the provisions of this Agreement until the close of business on the Expiration Date.

     2. Definitions. Unless the context clearly indicates otherwise, and subject to the terms and conditions of the Plan as the same may be amended from time to time, the following terms, when used in this stock option agreement, shall have the meanings set forth in this Section 2.

          "Common Stock" shall mean the Common Stock, $.01 par value, of the Corporation or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 7 of this stock option agreement.

          "Subsidiary" shall mean a corporation or other form of business entity more than 50% of the voting shares of which is owned or controlled, directly or indirectly, by the Corporation and which is designated by the Committee for participation in the Plan by the key employees thereof.

          "Committee" shall mean the Compensation Committee of the Board of Directors of the Corporation, or if there is no such committee acting, the Board of Directors of the Corporation.

     3. Conditions to Exercise. The Option Holder may not purchase any shares by exercise of this option unless the Option Holder shall have remained in the employ of the Corporation and/or a Subsidiary until at least [date]. On and after [date], the Option Holder may purchase, by exercise of this option, an aggregate of not more than one-fourth of the total number of shares subject to this option. On and after [date], the Option Holder may purchase, by exercise of this option, an additional one-fourth of such total number of shares. On and after [date], the Option Holder may purchase, by exercise of this option, an additional one-fourth of such total number of shares. On and after [date], until this option expires, the Option Holder may purchase, by exercise of this option, all or any part of the shares subject to this option. Provided, however, that until this option expires, the Option Holder may purchase, by exercise of this option, all or any part of the shares subject to this option at any time after a "Change in Control" of the Corporation has occurred. For purposes of this stock option agreement, a "Change in Control" of the Corporation shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed conclusively to have occurred if (i) a tender offer shall be made and consummated for the ownership of 25% or more of the outstanding voting securities of the Corporation, (ii) the shareholders of the corporation approve that the Corporation be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Corporation, other than affiliates (within the meaning of the Exchange Act) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation, (iii) the shareholders of the Corporation approve that the Corporation sell, lease, exchange or transfer substantially all of its assets to another corporation, entity or person which is not a wholly-owned subsidiary, (iv) a person, as defined in Sections 13(d) and 14(d) (as in effect on the date hereof) of the Exchange Act, shall acquire 25% (or in the case of The Clark Estates, Inc., 30%) or more of the outstanding voting securities of the Corporation (whether directly, indirectly, beneficially or of record), (v) the shareholders of the Corporation approve a plan or proposal for the liquidation or dissolution of the Corporation, or (vi) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3 (as in effect on the date hereof) under the Exchange Act. A sale or other change in control of any Subsidiary of the Corporation by which the Option Holder is employed shall not be deemed a Change in Control of the Corporation for purposes of this Agreement.

     4. Exercise by the Option Holder. This option may be exercised solely by the Option Holder, except as provided in Section 5 below in the event of the Option Holder's death.

     5. Termination. This option shall terminate if and when the Option Holder shall cease to be an employee of the Corporation or a Subsidiary, except as follows:

          (a) Death. If the Option Holder dies while employed by the Corporation or a Subsidiary, or while this option was exercisable by him in accordance with paragraph (b) or (c) below after his retirement, permanent disability or the termination of his employment other than for cause, this option may be exercised (for not more than the number of shares as to which the Option Holder might have exercised this Option at the time of such death) by the personal representative of the decedent or, by such person or persons as shall have acquired the Option Holder's rights under this option by will or by the laws of descent and distribution at any time (i) prior to the Expiration Date, in the event the Expiration Date is not more than one year following the date of death, or (ii) within such one year, in the event that the Expiration Date is more than one year following such date of death;

          (b) Retirement or Permanent Disability. If the Option Holder retires or becomes permanently disabled, this option may be exercised (for not more than the number of shares as to which the Option Holder might have exercised this option on the date of his retirement or permanent disability) at any time prior to the Expiration Date. As used herein, "retirement" shall mean the date on which the Option Holder voluntarily terminates his employment with the Corporation or a Subsidiary with the permanent intention of not seeking other employment or becoming self-employed except for part-time consulting; and "permanent disability" shall mean the date on which the Option Holder has not worked or been able to work due to physical or mental incapacity for a period of 180 consecutive days.

          (c) Other Termination. If the employment of the Option Holder with the Corporation or a Subsidiary is terminated for any reason other than by death, permanent disability or retirement, this option may be exercised (for not more than the number of shares as to which the Option Holder might have exercised this option on the date on which his employment was terminated) at any time (i) prior to the Expiration Date in the event the Expiration Date is not more than three months following the date of such retirement or termination, or (ii) within such three-month period, in the event that the Expiration Date is more than three months following the date of such termination of employment; provided, however, that if the Option Holder is dismissed for cause, of which the Committee shall be the sole judge, this option shall terminate forthwith.

The Committee may determine that, for the purpose of the Plan, the Option Holder while on a leave of absence will be considered as still in the employ of the Corporation, provided that this option shall be exercisable during a leave of absence only as to the number of shares as to which it was exercisable at the commencement of such leave of absence.

     6. Method of Exercise. A person electing to exercise this option shall deliver to the Secretary of the Corporation a written notice of such election and of the number of shares such person has elected to purchase and shall at the time of exercise tender the full purchase price of the shares such person has elected to purchase.

     7.   Adjustments

          (a) If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through recapitalization (other than the conversion of convertible securities according to their terms), reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made, or if the Company shall spin-off, spin-out or otherwise distribute assets with respect to the out-standing shares of Common Stock of the Company, an appropriate and proportionate adjustment may be made in the discretion of the Committee, in (i) the maximum number and kind of shares as to which options may be granted under the Plan, (ii) the number and kind of shares subject to outstanding options, and
(iii) the exercise price for each share under outstanding options, without any change in the aggregate purchase price or value applicable to the unexercised portion of the outstanding options.

          (b) In the event of the dissolution or liquidation of the Company, or upon any merger, consolidation or reorganization of the Company with any other corporations or entities as a result of which the Company is not the surviving corporation, or upon the sale of all or substantially all of the assets of the Company or the acquisition of more than 80% of the stock of the Company by another corporation or entity, there shall be substituted for each of the shares of Common Stock then subject to the Plan the number and kind of shares of stock, securities or other assets which would have been issuable or payable in respect of or in exchange for such Common Stock then subject to the Plan, as if the optionee had been the owner of such shares as of the transaction date. Any securities so substituted shall be subject to similar successive adjustments.

     8. No Right to Continued Employment. Nothing in the Plan, in this stock option agreement or in any other instrument executed pursuant thereto shall confer upon the Option Holder any right to continue in the employ of the Corporation or any Subsidiary of the Corporation or shall interfere in any way with the right of the Corporation or any such Subsidiary to at any time terminate the employment of the Option Holder with or without cause.

     9. Legal Requirements. No shares issuable upon the exercise of this option shall be issued or delivered unless and until, in the opinion of counsel for the Corporation, all applicable requirements of federal and state law and of the Securities and Exchange Commission pertaining to the issuance and sale of such shares and any applicable listing requirements of any national securities exchange on which shares of the same class are then listed, shall have been fully complied with. In connection with any such issuance or transfer, the person acquiring the shares shall, if requested by the Corporation, give assurances satisfactory to counsel to the Corporation in respect of such matters as the Corporation or any Subsidiary of the Corporation may deem desirable to assure compliance with all applicable legal requirements.

     10. No Rights as a Shareholder. Neither the Option Holder nor any beneficiary or other person claiming under or through the Option Holder shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to this Agreement except as to such shares of Common Stock, if any, as shall have been issued or transferred to such person.

     11. Withholding. The Corporation or any Subsidiary of the Corporation may make such provisions as it may deem appropriate for the withholding of any taxes which the Corporation or such Subsidiary determines it is required to withhold in connection with this stock option agreement and the transactions contemplated hereby, and the Corporation or any such Subsidiary may require the Option Holder or other person exercising this Option to pay to the Corporation or such Subsidiary in cash any amount or amounts which may be required to be paid as withheld taxes in connection with any exercise of this Option or any other transaction contemplated hereby as a condition to the exercise of this Option and issuance of shares of the Common Stock.

     12. No Assignments. Neither this stock option agreement, not this option nor any other rights and privileges granted hereby shall be transferred, assigned, pledged or hypothecated in any way, whether by operation of law of descent and distribution. Upon any attempt to so transfer, assign, pledge, hypothecate or otherwise dispose of this stock option agreement, this option or any other right or privilege granted hereby contrary to the provisions hereof, this stock option agreement, this option and all of such rights and privileges shall immediately become null and void.

     13. Other Programs. Nothing contained in this stock option agreement shall affect the right of the Option Holder to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, profit-sharing or other employee benefit plan or program of the Corporation or of any Subsidiary of the Corporation.

     14. The Plan. The option hereby granted is subject to, and the Corporation and Option Holder agree to be bound by all of the terms and conditions of the Plan as the same may be amended from time to time in accordance with the terms thereof, but no such amendment may adversely affect the Option Holder's rights under this stock option agreement. Option Holder acknowledges receipt of a complete copy of the Plan.

     15. Consideration. The consideration for the rights and benefits conferred on Option Holder by this option are the services rendered by the Option Holder after and not before the grant of this option.

     16. Applicable Law. This option has been granted as of the effective date set forth above at Los Angeles, California, and the interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California.


DUCOMMUN INCORPORATED


By:
    ------------------------------------
                       President and CEO


By:
    ------------------------------------
                               Secretary



                                            ------------------------------------
                                                                   Option Holder


By his or her signature, the spouse of the Option Holder hereby agrees to be bound by all the terms and conditions of this written stock option agreement.



                                           -------------------------------------
                                                         Spouse of Option Holder